EXHIBIT e.(x)

         Form of Amendment Number 7 to Principal Underwriting Agreement



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                              AMENDMENT NUMBER 7 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company (now known as Hartford Investment Financial Services, LLC) on November 1, 1998 (the "Agreement"), The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The
Hartford Tax-Free New York Fund are hereby included as five new Funds. All provisions of the Agreement shall apply to The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

          IN WITNESS WHEREOF, the parties have caused this amendment to be executed on the ______ day of _______, 2002.

                                 HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                 By:
                                    --------------------------------------------


                                 THE HARTFORD MUTUAL FUNDS, INC.
                                 on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
                                    --------------------------------------------